SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

AIRBORNE WIRELESS NETWORK
(Exact name of Company as specified in its charter)

Nevada	333-179079	27-4453740
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices)

(805) 583-4302

(Company’s Telephone Number)

______________________________________________________

(Former name, address and telephone number specified on last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.   ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

J. Edward Daniels Employment Agreement:

On July 31, 2017, Airborne Wireless Network (“we,” “us,” “our” or the “Company”) and J. Edward Daniels entered into and executed a written employment agreement (the “Employment Agreement”). Mr. Daniels has served as the Company’s President, Treasurer, Secretary and a director since October 20, 2015 and the Employment Agreement was entered into in order to formalize Mr. Daniels’ employment with the Company.

The foregoing information regarding of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy which is attached hereto as Exhibit 10.1 and is in incorporated herein by this reference.

Brighton Capital, Ltd. Consulting Agreement:

On July 31, 2017, we entered into a consulting agreement (the “Consulting Agreement”) with Brighton Capital, Ltd. (“Brighton”), under which Brighton agreed to provide strategic advisory services to the Company, including assisting us in developing a business and marketing strategy, developing an acquisition strategy and structure and other services as mutually agreed by us and Brighton.

The foregoing information regarding of the Consutling Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy which is attached hereto as Exhibit 10.2 and is in incorporated herein by this reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Number	Exhibits

	10.1	Employment Agreement between Airborne Wireless Network and J. Edward Daniels dated July 31, 2017.

	10.2	Consulting Agreement between Airborne Wireless Network and Brighton Capital, Ltd., dated July 31, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: August 4, 2017	By:	/s/ Michael J. Warren
Michael J. Warren
Chief Executive Officer

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EXHIBIT INDEXEXHIBIT

Exhibit Number	Exhibit Description

10.1	Employment Agreement between Airborne Wireless Network and J. Edward Daniels dated July 31, 2017.

10.2	Consulting Agreement between Airborne Wireless Network and Brighton Capital, Ltd., dated July 31, 2017.

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